COMMERCIAL LEASE

         THIS INDENTURE WITNESSETH, that D.I. South, Inc., an Indiana corporation, LEASES TO: Solpower Corporation, a Nevada corporation, with offices at 7309 East Stetson Dr., Suite 102, Scottsdale, AZ 85251, hereafter referred to as "Lessor", for and in consideration of the covenants and agreements hereinafter mentioned, the premises in Elkhart County, State of Indiana, known and described as follows:

                            See attached Exhibit "A"

         To have and to hold the same unto the lessee from June 1, 1998, to and including May 31, 2003, and the lessee, in consideration of said demise, does covenant and agree with the lessor as follows:

         1. The Lessee hereby represents that he will use said premises for the following described purposes and for no other purposes whatsoever:

         2. To pay as rent for said leased premises the sum of [see paragraph #21] dollars payable as follows:


without notice or demand, each installment to be paid in advance upon the first day of each installment period to the Lessor or at such other place as the Lessor may from time to time designate in writing.

         3. That the Lessee has examined and knows the condition of said premises and has received the same in good order and repair, except as herein otherwise specified, and that no representations as to the condition of repair thereof have been made by the Lessor or his representative, prior to or at the execution of this lease that are not herein expressed or endorsed herein; and that Lessee will keep the interior and exterior of said premises in good repair, including the roof and walls, replacing all broken glass with glass of the same size and quality as that broken, and will keep said premises and appurtenances, as well as all eaves, downspouting, catch basins, drains, stools, lavatories, sidewalks, adjoining alleys and all other facilities and equipment in connection with said premises, in a clean and healthy condition, according to the city ordinances, and the direction of the proper public officers, during the term of this lease, at his own expense; and upon the termination of this lease in any way, will yield up said premises to Lessor in good condition and repair (loss by fire and ordinary wear excepted) and will deliver the keys to Lessor.

         4. That Lessor shall not be liable for damage caused by hidden defects or failure to keep said premises in repair, and shall not be liable for ny damage done or occasioned by or from plumbing, gas, water, steam, or other pipes, or sewerage, or the bursting or leaking of plumbing or of any plumbing or heating fixtures or waste or soil pipe existing in connection with said building or premises, nor for damage occasioned by water, snow or ice being upon sidewalks or coming through the roof, sky-light, trap door or otherwise, nor for any damages arising from negligence of co-tenants or other occupants of the same building, or the agents, employees or servants of any of them, or of any owners or occupants of adjacent or contiguous property.

         5. The Lessor shall not be liable for any injury to the Lessee or any other person, occurring on or in front of said premises, irrespective of whether said injury is caused by a defect in said premises or by reason of said premises becoming out of repair or arising from any other cause whatsoever, and the Lessor shall not be liable for damage to Lessee's property or to the property of any other person which may be located in or upon said premises and the Lessee agrees to indemnify and save harmless the Lessor from any and all claims arising out of injuries to persons or property occurring on or about said premises.

         6. That the Lessee will not allow said premises to be used for any purpose that will increase the rate of insurance thereon, nor to be occupied in whole or in part by any other person, and will not sublet the same or any part thereof, nor assign this lease or any part thereof without, in each case the written consent of the Lessor first had and obtained, and will not permit any transfer, by operation of law, of any interest in said premises acquired through this lease, and will not permit said premises to be used for any unlawful purpose or purpose that will injure the reputation of the same or of the building of which it is a part, nor disturb the tenants of such building or of the neighborhood and will not allow any sign or placards posted or placed thereon; except by written consent of the Lessor.

         7. That no alterations, changes or additions in said leased premises shall be made without first submitting written plans and specifications for the same to the Lessor and obtaining his written consent to make the same. In the event of any such remodeling, alterations or additions that Lessee shall make the same at his own expense and shall promptly pay for all materials and labor involved in making the same. Lessee shall not permit any liens or claims or demands of any nature to exist against the Lessor or the leased premises. In the event any lien, claim or demand or any action for enforcing the same shall be filed or made against the Lessor or said premises, the Lessee shall defend the same at his own expense and Lessee hereby agrees to indemnify and hold harmless the Lessor from any and all liability or expense arising by virtue of such claim, demand or lien or the defense of any action filed to enforce the same. Any such alterations, changes or additions shall, when made, become a part of said leased premises and remain thereon as the property of the Lessor at the termination of said lease at the option of the Lessor. If the Lessor shall require the Lessee to restore the premises to the original condition in which it was before this lease is executed, then the Lessee shall restore said premise to such condition at his own expense, and all of the provisions of this lease with reference to such restoration contracts, liens, demands and expenses shall apply to said restoration as well as the original alterations.

         8. To allow Lessor free access to the premises for the purpose of examining or exhibiting the same and also to allow the Lessor to place upon said premises, at any and all times, "For Sale" signs, and within ninety (90) days of the termination of this lease "For Rent" signs.

         9. Lessee shall promptly pay and discharge all store license taxes and all general property taxes or special license fees that may be assessed or levied by any lawful authority against the property of Lessee or any sub-tenants on, against, or by virtue of the business conducted in or on the demised premises during the term of this lease.

         10. Lessee shall promptly pay (in addition to the rents above specified) all water, sewerage, electric, power, gas and heating bills taxed, levied, or charged against the premises for and during the term of this lease.

         11. Lessee covenants that should he make default in his agreement to pay the rent above provided to be paid, or any part thereof, or in any of the other covenants and agreements herein contained, he will at once deliver peaceable possession of said premises to the Lessor, and, failing to do so, it shall be lawful for the Lessor, his heirs or assigns, without notice, to declare said term ended, and to reenter said demised premises, or any part thereof, either with or without process of law, and to expel, remove and put out the Lessee, or any person or persons occupying the same, using such force as may be necessary so to do, and to repossess and use said premises as before this demise, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenants, and Lessee further covenants and agrees, that Lessor shall have, at all times, the right to distrain for rent due, and shall have a valid and first lien upon all property of Lessee whether exempt by law or not, as security for the payment of the rent herein covenanted to be paid.

         12. That after the service of notice, or the commencement of a suit, or after final judgement for possession of said premises, Lessor may receive and collect any rent due and the payment of said rent shall not waive or affect said notice, said suit or said judgement.

         13. If the Lessee shall make any assignment for the benefit of creditors or if a receiver is appointed for the Lessee or his assets or of the Lessee's interest under this lease, and if the appointment of such receiver is not vacated within five (5) days, or if a voluntary or involuntary petition is filed by or against Lessee under the Bankruptcy Act, the Lessor may, upon giving the Lessee ten (10) days notice of such election, either terminate Lessee's right to the possession of the demised premises or terminate this lease as in the case of a violation by the Lessee of any of the terms, covenants or conditions of this lease.

         14. It is agreed by the parties hereto that in the event Lessee is declared bankrupt or voluntarily offers to creditors terms of composition or in case a receiver is appointed to take charge of and conduct the affairs of the Lessee, then Lessor shall have the right of immediate possession of said premises.

         15. That in case said premises shall be so injured by fire, windstorm or other catastrophe as to be rendered untenantable, and shall not be repaired by the Lessor and rendered tenantable within ninety (90) days thereafter, it shall be optional with either party hereto to terminate the lease by written notice at the end of such ninety (90) days, in which case rent shall be paid at the agreed rate above provided up to the time of such fire; but in case such injuries are repaired and the premises rendered tenantable within ninety (90) days, the right to terminate the lease for such cause shall not exist; provided, that nothing herein contained shall relieve the Lessee from liability for rent or damage where such damage or destruction shall be caused by the carelessness, negligence or improper conduct of the Lessee, his agents or servants.

         16. It is expressly agreed that no waiver nor apparent waiver, nor the failure of Lessor to require strict performance of any condition, covenant or agreement shall estop the Lessor from enforcing such condition, covenant or agreement, nor any other condition, covenant or agreement shall at any time be implied.

         17. At the termination of this lease, by lapse of time or otherwise, Lessee will yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages for each day such possession is withheld, a sum equal to five times the per them rental; but the Provisions of this clause shall not be held as a waiver by Lessor of any rights of re-entry as herein set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for any breach of any of the covenants herein.

         18. It is also agreed that the Lessee shall pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by the Lessor in enforcing the covenants and agreements of this lease, including the agreement to deliver possession (or any reason herein provided; and all the parties to this Law agree that the covenants and agreements herein contained shall be binding upon, apply and inure to their respective heirs, executors, administrators, successors and assigns, and the terms "Lessor" and "Lessee" shall embrace all of the parties hereto irrespective of number or gender.

         19. It is agreed that all payments herein provided to be made shall be made without relief from valuation or appraisement laws, and all payments required to be made which shall not be made at the time due shall bear interest at the ate of six per cent per annum from date of delinquency.

         20. Clauses numbered 21-34 are hereby incorporated in and made a part of this lease.

         DATED THIS 1ST DAY OF JUNE, 1998.


D.I. SOUTH, INC., an IN corp.               Solpower corporation, a Nevada
                                            corporation


By  /s/ Anthony J. Iemma                    By  /s/ James H. Hirst
  ---------------------------------           ----------------------------------
        Anthony J. Iemma, President                 James H. Hirst, President



Attest:                                     Attest:


/s/ Lois Thompson                           /s/ Leif Schipper
-----------------------------------         ------------------------------------
Lois Thompson, Secretary                    Secretary

                             LESSOR                                       LESSEE

STATE OF INDIANA, ST. JOSEPH COUNTY, SS:

         Before me, the undersigned,  a Notary Public in and for said County and
State, this      day of                    , 19    , personally appeared:
            ----        -------------------    ----
and acknowledged the execution of the foregoing lease. In witness whereof, I have hereunto subscribed my name and affixed my official seal.

My commission expires                          , 19    .
                     -------------------------     ----

                                                                   Notary Public

This instrument was prepared by Anthony J. Iemma, 212 S. Second St., Elkhart, IN 46516.

         21. The rental due under this Lease shall be Two Thousand Five Hundred ($2,500.00) Dollars per month, payable an the first day of each and every month during the term hereof, plus taxes and insurance. Thereafter the sum of Two Thousand Five Hundred ($2,500.00) Dollars per month shall be considered the base rental figure which shall be increased by any escalation in the Consumer Price Index using 1982-84 equaling one hundred (100) as a base as it shall be reflected for the month of June, 1998, and any escalation through the month of May, 1999, and each year thereafter, or any renewal periods executed pursuant to this lease. The Index shall be utilized by reference to "all items" and then multiplying the escalation, if any, times the rental figure, the product of which shall be the yearly rental due for the remainder of the term of the lease.

         It is presently anticipated that the Bureau of Labor Statistics, United States Department of Labor, will revise the Consumer Price Index and possibly change the form or basis of calculating the Consumer Price index. If possible, the parties agree that they will request the Bureau of Labor Statistics to make available, for the life of this agreement, a monthly Consumer Price index in its present form and calculated on the same basis as the Index for June, 1998. In the event that the Consumer Price index in its present form shall not be available, then, in that event, the successor index as maintained by the Bureau of Labor Statistics as will closely correlate to the present Index shall be utilized, either by the anticipated Consumer Price Index for all urban consumers or the Consumer Price Index for urban wage earners and clerical workers.

         In the event that there shall be no escalation in the Consumer Price Index, or in the successor index, there shall be no reduction in the yearly and monthly rental; however, the monthly rental shall remain the same.

         22. Lessee shall have an option to renew this lease for an additional period of five (5) years commencing with the expiration of the term granted herein, and upon the same terms and conditions herein. Lessee shall give written notice at least One Hundred Eighty-one (181) days prior to the expiration of the term granted herein of its intention to exercise said option to renew under the terms and conditions of this lease, The rental for the renewal term shall be on the same basis as stated herein and the beginning renewal rental shall begin with an amount equal to the last month Is rental due under the original term plus any escalation in the Consumer Price Index. All escalations shall continue to be effective throughout the renewal term on the same basis and at the same times as if restated herein giving consideration to dates one (1) year subsequent to the original dates.

         23. This lease is executed by the respective President and Secretary of the Lessee corporation and it is covenanted that they have full corporate authority to act on behalf of the corporation in the execution of this lease.

         24. Lessee may sublet the premises to its licensees d/b/a Solpower Great Lakes and Solpower Southeast who will form a cooperative venture for the blending of the Soltron additive. The portion to be sublet shall be the rear area that is caged along with the ,adjacent clean room", two offices and a sharing of common areas, rest rooms, entries, shipping areas and other necessary portions.

         25. Lessee has inspected all heat, electrical and utility systems and agrees to make all necessary repairs at its expense. Any improvements or additional services added during this lease shall be at the expense of Lessee and shall remain at the end of the lease for Lessor's benefit at the Lessor's option. All additional repairs, renovations and efforts made to bring any system operational, are hereby assumed and agreed to be paid by the Lessee.

         26. Lessee agrees to keep the premises heated to no less than 55 degrees throughout the entire premises.

         27. Lessee shall pay its portion of taxes and insurance on the leased premises on a monthly basis.

         28. Lessee shall have the obligation of maintaining the grounds, including mowing the grass, in addition to the interior portion of the premises, and further shall have the duty in case of heavy snows that may begin to create damage to the roof, to notify Lessor of the condition and make an effort to obtain crews to remove the snow at Lessee's expense.

         29. Lessee agrees to pay utilities used and consumed on the premises when billed for the same by the utility company. All utilities shall be placed in Lessee's name beginning at the execution of this lease.

         30. Lessee shall be fully responsible for any and all losses of the personal property located on the premises herein described and shall insure against any loss arising out of damage to any personal property of third parties, other than that of Lessee located on said premises, which insurance shall indemnify and protect Lessor and Lessee against any liability and expense arising therefrom. Lessee also agrees to insure Lessor's property situate in the building.

         It is further agreed and understood that the Lessee shall also insure the building against loss or damage by fire or such other risks commonly insured against in Elkhart, Indiana, including "all risk replacement cost coverage" in an amount not less than Four Hundred Thousand ($400,000.00) Dollars, and any such increases as market conditions might warrant from time to time at the request of the Lessor, or increases as indicated by insurance carrier with whom Lessee shall insure said building for the benefit of Lessor.

         Lessee shall, at its own expense, carry with a responsible insurance company or companies approved by Lessor throughout the term of this lease or any extension thereof, the usual standard type insurance indemnifying and protecting Lessee and Lessor against losses and damages arising out of Lessee's failure to maintain the premises to the extent that they are obligated to do so herein, and arising out of any accident in and about the said premises or due to any act of negligence of the Lessee or any of its agents or employees. Lessee hereby agrees that the limits of such insurance shall be Twenty-five Thousand ($25,000,00) Dollars for bodily injury and medical payments in the aggregate and Five Hundred Thousand ($500,000.00) Dollars for damage to property.

         Lessee shall provide Lessor with copies of all of the insurance policies required hereunder evidencing compliance with the requirements contained herein and indicating that both Lessor and Lessee are insured against the losses set forth herein.

         31. If any default shall be made in the payment of rent or any part thereof at the time provided, or if Lessee shall abandon or vacate the premises, or shall become bankrupt, or shall make a general assignment for the benefit of creditors, or if, after twenty days' written notice setting forth the default, default shall continue by Lessee in the performance or observance of any other covenant, term or condition herein contained to be performed on Lessee's part, Lessors may at their election terminate this lease by giving Lessee written notice thereof; and thereupon Lessee may, with or without demand, re-enter and take possession and distraint of the premises, and in either case, Lessee shall peacefully surrender possession thereof to Lessors, and all rights and interests of Lessee to possession and control hereunder shall cease and terminate, but nothing herein contained shall affect Lessors' right to the rental for the term herein specified. Upon taking possession and distraint hereunder, Lessors may at their election, terminate this lease by giving Lessee written notice thereof, or Lessors may re-let said property and Lessee shall be liable for and will pay as it accrues the difference in the rental for the balance of the term and all other sums due under this lease.

         32. Lessee shall be responsible for compliance with all state, federal, city, and county rules and regulations and any cost resulting therefrom pertaining to the use or occupancy of Lessee from the date of execution of this Lease and thereafter. This shall include, but not be limited to, all existing regulations, and all these promulgated in the future concerning any environmental systems that need to be present on the premises for continuation of Lessee's business. Additionally, Lessee shall be responsible for all environmental cleanup and costs that is, or may become necessary for the use of the building or premises by Lessee.

         33. Lessee shall not assign this lease, in whole or in part, nor sublease all or any part of the premises, nor permit other persons to occupy said premises or any part thereof, nor grant any license or concession for all or any part of said premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, provided that Lessor may specifically withhold consent if the proposed transferee's projected use of the premises involves the use, storage, generation or disposal of hazardous substances as previously defined. Any consent by Lessor to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of obtaining that consent as to any subsequent assignment. Any assignment for the benefit of Lessee's creditors or otherwise by operation of law shall not be effective to transfer or assign Lessee's interest in this Lease unless Lessor shall have first consented thereto in writing. Neither Lessor's interest in this Lease, nor any estate created hereby in Lessor nor any interest herein or therein, shall pass to any trustee or receive or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided in the Bankruptcy Code. If any of the corporate shares of stock of Lessee are transferred, or if any partnership interests of Lessee are transferred, by sale, assignment, bequest, inheritance, operation of law, or otherwise, so as to result in a change of the control, assets, value, ownership, or structure of Lessee, same shall be deemed an assignment for the purpose of this section and shall require Lessor's prior consent, and Lessee shall notify Lessor of any such change or proposed change.

         34. (a) Lessee shall not cause or permit any hazardous material to be brought upon, kept, or used in or about the premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Lessor (which Lessor shall not unreasonably withhold as long as Lessee demonstrates to Lessor's reasonable satisfaction that such hazardous material is necessary or useful to Lessee's business and will be used, kept, and stored in a manner that complies with all laws regulating any such hazardous material so brought upon or used or kept in or about the premises). If Lessee breaches the obligations stated in the preceding sentence, or if the presence of hazardous material on the premises caused or permitted by Lessee results in contamination of the premises, or if contamination of the premises by hazardous material otherwise occurs for which Lessee is legally liable to Lessor for damage resulting therefrom, then Lessee shall indemnify, defend, and hold Lessor harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or ground water on or under the premises. Without limiting the foregoing, if the presence of any hazardous material on the premises caused or permitted by Lessee results in any contamination of the premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the premises to the condition existing prior to the introduction of any such hazardous material to the premises; provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the premises.

         (b) As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of Indiana, or the United States Government. The term "hazardous material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under Indiana statutes,
(ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1321), (v) defined as a "hazardous waste," pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) , or
(vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks) , 42 U.S.C. Section 6991 et seq.

                                   EXHIBIT "A"


A part of the Southeast Quarter (SE 1/4) of Section Nineteen (19), Township Thirty-eight (38) North, Range Five (5) East, in Osolo Township, Elkhart County, Indiana, being more particularly described as follows:

Commencing at an iron stake marking the southwest corner of said quarter section; thence due East, along the south line of said quarter section, and along the center line of County Road Number Six (6), a distance of one thousand seven hundred sixty-four (1,764) feet to the place of beginning of this description; thence continuing due East, along the south line of said quarter section, a distance of three hundred ninety-four and twelve hundredths (394.12) feet to the point where said south line is intersected by the center line of County Road Number Seven (7); thence North five (5) degrees fourteen (14) minutes East, along the center line of said County Road Number Seven (7), a distance of eight hundred thirty-three and forty-eight hundredths (833.48) feet to a point where said center line is intersected by the south right-of-way line of D.I. Drive, as said Drive is known and designated; thence due West, along the south right-of-way line of said D.I. Drive, a distance of four hundred seventy-three and twenty-two hundredths (473.22) feet; thence South zero (0) degrees thirteen (13) minutes East, parallel with the west line of said quarter section, a distance of eight hundred thirty (830) feet to the place of beginning, containing 8.262 acres, more or less.

EXCEPT:

A part of the Southeast Quarter (SE 1/4) of Section 19, Township 38 North, Range 5 East, situate in Osolo Township, Elkhart County, State of Indiana, and being more particularly described as follows:

Assuming the South line of the Southeast Quarter (SE 1/4) of said Section 19 to have a bearing of Due East and West: Beginning at a point on the South line of the Southeast Quarter (SE 1/4) of said Section 19, that is Due East a distance of 1764 feet from an iron stake marking the Southwest corner of the Southeast Quarter (SE 1/4) of said Section 19; thence Due East along the South line of the Southeast Quarter (SE 1/4) of said Section 19, a distance of 394.12 feet to the centerline of County Road 7; thence North 5 degrees 14 minutes East along the centerline of said County Road 7, a distance.of 620.59 feet; thence Due West a distance of 453.06 feet to an iron stake on grantor's West line, thence South 0 degrees 13 minutes East along grantor's West line, a distance of 618 feet to the place of beginning of this description. Containing 6.00 acres of land.

SUBJECT to all taxes.
SUBJECT to all public highways.
SUBJECT to all easements and restrictions of record.
SUBJECT to all liens and encumbrances.